Exhibit 99.1

Combined Statement of Assets and Liabilities to be Transferred to IMH Financial Corporation in Satisfaction of Loan Obligations

As of and for the Year Ended December 31, 2012

Independent Auditor’s Report

Board of Directors

IMH Financial Corporation

Scottsdale, Arizona

We have audited the accompanying combined financial statements of Assets and Liabilities to be Transferred to IMH Financial Corporation in Satisfaction of Loan Obligations, which comprise the combined statements of assets and liabilities as of December 31, 2012, and the related combined statement of operations, changes in liabilities in excess of assets, and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Assets and Liabilities to be Transferred to IMH Financial Corporation in Satisfaction of Loan Obligations as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying combined financial statements have been prepared assuming that the Assets and Liabilities to be Transferred to IMH Financial Corporation in Satisfaction of Loan Obligations (“Sedona Assets”) will continue as a going concern. As described in Note 1 to the combined financial statements, the Sedona Assets have suffered recurring losses from operations, have a net capital deficiency, and have defaulted on debt obligations that raise substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Phoenix, Arizona

May 13, 2013

Combined Statement of Assets and Liabilities to be Transferred

to IMH Financial Corporation in Satisfaction of Loan Obligations

December 31,2012

Assets
Current assets:
Cash and cash equivalents	$170,592
Accounts receivable, net	124,330
Inventories	266,775
Related party receivables	112,613
Prepaid expenses and other current assets	237,974
Total current assets	912,284
Property and equipment, net	56,594,605
Land held for sale	3,995,122
Other assets	158,423
Total assets	$61,660,434

Liabilities and Liabilities in Excess of Assets
Current liabilities:
Accounts payable and accrued liabilities	$9,563,126
Advance room deposits	1,457,826
Gift certificates	77,986
Debt and current portion of capital lease obligations	127,060,365
Total current liabilities	138,159,303
Long-term portion of capital lease obligations	3,048,100
Total liabilities	141,207,403
Commitments and contingencies
Liabilities in Excess of Assets	(79,546,969)
Total liabilities and liabilities in excess of assets	$61,660,434

See independent auditor's report and accompanying notes to these combined financial statements.

Combined Statement of Operations Related to Assets and Liabilities to be Transferred

to IMH Financial Corporation in Satisfaction of Loan Obligations

Year Ended December 31, 2012

Revenues:
Rooms	$10,559,047
Food and beverage	7,274,677
Spa	911,124
Other guest services	774,188
Total revenues	19,519,036
Operating expenses:
Rooms	1,493,552
Food and beverage	2,351,844
Spa	280,400
Other guest services	143,266
Payroll and benefits	7,716,576
General and administrative	1,208,694
Sales and marketing	460,526
Property taxes and insurance	420,880
Utilities	630,733
Repairs and maintenance	429,636
Management fees	332,473
Other expenses	724,001
Total operating expenses	16,192,581
Net operating Income	3,326,455

Other expenses:
Interest	18,446,393
Depreciation and amortization	1,951,761
Total other expenses	20,398,154
Net loss	$(17,071,699)

See independent auditor's report and accompanying notes to these combined financial statements.

Combined Statement of Changes in Liabilities in Excess of Assets to be Transferred

to IMH Financial Corporation in Satisfaction of Loan Obligations

Year Ended December 31, 2012

Balance, December 31, 2011	$(62,109,159)
Net loss	(17,071,699)
Net distributions	(366,111)
Balance, December 31, 2012	$(79,546,969)

See independent auditor's report and accompanying notes to these combined financial statements.

Combined Statement of Cash Flows Related to Assets and Liabilities to be Transferred

to IMH Financial Corporation in Satisfaction of Loan Obligations

Year Ended December 31, 2012

Cash flows from operating activities:
Net loss	$(17,071,699)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,951,762
Amortization of deferred financing costs	1,848,223
Amortization of prepaid interest	2,423,045
Non-cash interest expense accrued to debt	4,440,129
Non-cash interest expense accrued to accounts payable	7,101,557
Changes in assets and liabilities:
Accounts receivable	50,428
Inventories	(14,275)
Related party receivables	32,014
Prepaid expenses and other current assets	81,534
Other assets	(142,977)
Accounts payable and accrued liabilities	276,403
Advance room deposits	361,812
Gift certificates	14,928
Net cash provided by operating activities	1,352,884
Cash flows from investing activities:
Additions to property and equipment	(601,861)
Net cash used in investing activities	(601,861)
Cash flows from financing activities:
Payments on debt	(473,927)
Payments on capital lease obligations	(24,975)
Net distributions	(366,111)
Net cash used in financing activities	(865,013)
Net decrease in cash and cash equivalents	(113,990)
Cash and cash equivalents, beginning of year	284,582
Cash and cash equivalents, end of year	$170,592

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,433,483

See independent auditor's report and accompanying notes to these combined financial statements.

Notes to Combined Statement of Assets and Liabilities to be Transferred to IMH

Financial Corporation in Satisfaction of Loan Obligations

 December 31, 2012

NOTE 1 - ORGANIZATION AND BASIS OF PRESNTATION

On May 14, 2013, IMH Financial Corporation (“IFC”), through various subsidiaries, completed the acquisition of certain assets and assumption of certain related liabilities (the “Sedona Assets”), pursuant to an agreement dated March 28, 2013, as amended and restated, (the “Sedona Agreement”) with one of IFC’s borrowers and certain of its subsidiaries and affiliates (collectively, the “Borrowers”), which owned the Sedona Assets, in satisfaction of certain mortgage loans held by IFC with a gross outstanding balance of $116.2 million (including principal and capitalized interest of $109.1 million and non-accrual default interest and penalties of $7.1 million) as of December 31, 2012 and $119.2 million (including principal and capitalized interest of $102.5 million and non-accrual default interest and penalties of $16.7 million) as of March 31, 2013, and a net carrying value by IFC of approximately $60.2 million as of December 31, 2012 and $53.5 million as of March 31, 2013, and for the purpose of releasing the Borrowers from further liability under the loans and guarantees, subject to certain post-closing conditions and limitations. The acquisition and release of liability was consummated on May 13, 2013.

The accompanying combined financial statements and notes thereto are intended to present the assets and liabilities, operations and cash flows of the Sedona Assets as of and for the year ended December 31, 2012.

The Sedona Assets include: (i) The L’Auberge de Sedona resort in Sedona, Arizona, an 87-room hotel including restaurant and spa; (ii) The Orchards Inn & Restaurant in Sedona, Arizona, a 42-room hotel and detached restaurant; (iii) the Orchards Annex, a 28-room leased property in Sedona, Arizona, operating as part of the Orchards Inn; and (iv) La Merra land development in Sedona, Arizona comprised of 28 improved residential lots held for sale.

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America pursuant to Rule 3-05 of Regulation S-X of the Securities and Exchange Commission. The combined financial statements may not be indicative of the Sedona Assets’ future performance and do not necessarily reflect what its combined financial position, results of operations and cash flows that would have been had the Sedona Assets operated as an independent entities during the period presented. All significant intercompany accounts and transactions have been eliminated in combination.

Liquidity and Going Concern

As of December 31, 2012, the Sedona Assets’ liabilities in excess of assets totaled $79.5 million primarily as a result of recurring net losses. In addition, the Sedona Assets have mortgage loan liabilities in excess of $127.1 million, substantially all of which are in default as of December 31, 2012. This situation raises substantial doubt about the Sedona Assets’ ability to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and income and expenses during the reporting period and related disclosures and critical accounting estimates. In developing these estimates and assumptions, management uses available evidence at the time of the financial statements. Because of uncertainties associated with estimating the amounts, timing and likelihood of possible outcomes, actual results could differ from these estimates. Accounting estimates require management to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and if different estimates reasonably could have been used or changes in the accounting estimate are reasonably likely to occur from period to period, that could have a material impact on the financial condition, results of operations or cash flows. Critical accounting policies for the Sedona Assets include revenue recognition and valuation of real estate assets. Actual results could materially differ from the amounts presented in the accompanying statements.

Significant Concentrations

Cash and cash equivalents include all cash balances and highly liquid investments with an initial maturity of three months or less. The Sedona Assets maintain cash balances at one bank which is insured by the Federal Deposit Insurance Corporation (FDIC). At various times during the year, the Sedona Assets deposits may exceed FDIC coverage limits.

Notes to Combined Statement of Assets and Liabilities to be Transferred to IMH

Financial Corporation in Satisfaction of Loan Obligations

 December 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue Recognition

Revenues are generally recognized when services are provided.  The Sedona Assets’ revenues are derived primarily from hotel operations, including rooms rentals, food and beverage sales, spa services, and in the case of La Merra, residential lot sales.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market in an orderly transaction between market participants at the measurement date. Fair value is based on the assumptions market participants would use when pricing an asset or liability. Additionally, entities are required to consider all aspects of nonperformance risk, including the entity’s own credit standing, when measuring the fair value of a liability.

A three-level hierarchy is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation. The following is a description of the three hierarchy levels.

Level 1	Inputs are quoted prices in active markets for identical assets or liabilities at the measurement date. Additionally, we must have the ability to access the active market, and the quoted prices cannot be adjusted by us.

Level 2	Inputs are other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices in active markets for similar assets or liabilities; quoted prices in inactive markets for identical or similar assets or liabilities; or inputs that are observable or can be corroborated by observable market data by correlation or other means for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs are supported by little or no market activity. The unobservable inputs represent management’s best assumptions of how market participants would price the assets or liabilities. Generally, Level 3 assets and liabilities are valued using pricing models, discounted cash flow methodologies, or similar techniques that require significant judgment or estimation.

The estimated fair value of the Sedona Assets cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and First Credit Bank debt approximate carrying amounts due to the short-term maturities of these instruments. The fair value of the Company’s IFC Notes is estimated based on the underlying collateral, which approximated $60.2 million as of December 31, 2012. The Company determined the estimated fair value amounts by using available market information and commonly accepted valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company or holders of the instruments could realize in a current market exchange. The use of different assumptions and/or estimation methodologies may have a material effect on the estimated fair values. This is a Level 3 fair value measurement.

Accounts Receivable and Allowance for Doubtful Accounts

Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Any accounts receivable balances that are determined to be uncollectible are included in the overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, management did not provide for an allowance against accounts receivable as of December 31, 2012. Because of inherent uncertainties in estimating the collectability of receivables, it is at least reasonably possible that the estimates used will change within the near term.

Property and Equipment

Building and improvements, furniture, fixtures, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Property and equipment are depreciated over their estimated useful lives by the straight-line method of depreciation. The estimated lives used in determining depreciation follow.

Description of Asset	Estimated life

Building and improvements	40 years
Furniture, fixtures and equipment	5-7 years

Notes to Combined Statement of Assets and Liabilities to be Transferred to IMH

Financial Corporation in Satisfaction of Loan Obligations

 December 31, 2012

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Property and equipment consists of the following at December 31, 2012:

Land	$8,700,000
Buildings and improvements	49,881,458
Furniture, fixtures and equipment	4,673,706
63,255,164
Accumulated depreciation	(6,660,559)
$56,594,605

The cost of equipment under capital leases is included in the Balance Sheets as property, plant, and equipment and was $2,787,405 at December 31, 2012. Accumulated depreciation of the leased equipment at December 31, 2012 was approximately $149,000. Amortization of assets under capital leases is included in depreciation expense.

Land Held for Sale

Land held for sale is carried at the lower of historical basis or fair value, less estimated selling costs. Changes in the fair value of the asset are record as an impairment charge equal to the difference between the fair value and the then-current carrying value. No impairment charge was recognized for the year ended December 31, 2012.

Impairment of Long-Lived Assets

Real estate assets that are classified as held for sale are measured at the lower of carrying amount or fair value, less cost to sell. Operating real estate properties are evaluated for impairment when circumstances indicate that the carrying amount exceeds the sum of the undiscounted net cash flows expected to result from the operation and eventual disposition of the asset.  If an asset were determined to be impaired, its basis would be adjusted to fair value through the recognition of an impairment loss.  No impairment loss was recognized for the year ended December 31, 2012.

Inventories

Inventories, comprised primarily of food and beverage items, are valued at the lower of cost (first-in, first-out) or market.

Deferred Expenses

Loan origination fees and refinancing costs are amortized over the life of the related debt using the straight-line method, which approximates the effective interest method. At December 31, 2012, such costs are fully amortized. Interest expense included amortization of deferred financing costs totaling $1,848,223 for the year ended December 31, 2012.

Advertising costs

Advertising costs are expensed as incurred. Advertising expense totaled $376,317 for the year ended December 31, 2012.

Income Taxes

Federal or state income taxes have not been provided in the accompanying combined financial statements as the operations of the Sedona Assets generated substantial losses for financial reporting purposes and would have also generated taxable losses had the operations been combined in a stand-alone tax reporting entity.

Notes to Combined Statement of Assets and Liabilities to be Transferred to IMH

Financial Corporation in Satisfaction of Loan Obligations

 December 31, 2012

NOTE 3 - DEBT

The Sedona Assets had the following debt obligations as of December 31, 2012:

$66.9 million note payable to IFC originally dated May 2008, modified in September 30, 2009, recourse obligation secured by a second lien on substantially all of L'Auberge and Orchards assets and personal guarantee of principal, bears contractual annual interest at 8.25% which was added to the outstanding principal balance, matured September 30, 2012	$66,938,896

$42.2 million note payable to IFC originally dated April 2008, modified in September 30, 2009, recourse obligation secured by a first lien on underlying residential lots, a second lien on substantially all of L'Auberge and Orchards assets and personal guarantee of principal, bears contractual annual interest at 7.53% which was prepaid by assignment of certain residential lots, matured September 30, 2012	42,158,661

$17.7 million note payable to First Credit Bank (FCB) originally dated September 2009, modified in February 2011, nonrecourse obligation secured by a first lien on substantially all of L'Auberge and Orchards assets, bears contractual annual interest at 12.0%, requires monthly principal and interest payments of approximately $189,000, matured September 18, 2012	17,691,450

$0.26 million note payable to a bank originally dated July 2009, nonrecourse obligation secured by a first lien on residential low-income housing property, bears contractual annual interest at 6.75%, requires monthly principal and interest payments of approximately $1,800, matured January 20, 2013	244,358

Totals	127,033,365

Add: current portion of capital lease obligations	27,000

Current portion of debt	$127,060,365

IFC Notes

The $66.9 million note payable (the L’Auberge note) to IFC was made for the purpose of a refinancing and to complete significant renovations at the L’Auberge de Sedona location, and to a lesser extent at the Orchards Inn and Orchards Annex. In connection with a modification of the loan in a prior year, IFC agreed to subordinate its first lien position to the extent of the outstanding balance of the FCB note. In addition, IFC agreed to provide a credit to the borrower for amounts owed equal to interest rate payment differential between the L’Auberge note and the FCB note which as of December 31, 2012 totaled $1,670,955. The L’Auberge note matured on September 30, 2012, at which time the default rate of interest of 24% was applied in addition to other penalties and fees which totaled $3,831,307 (net of the interest rate differential credit) as of December 31, 2012, which is reflected in accounts payable and accrued liabilities in the accompanying financial statements.

The $42.2 million note payable (the La Merra note) to IFC was made for the purpose of providing capital for the purchase, entitlement and improvement of the La Merra land development consisting of improved residential lots for ultimate construction of residential housing. In connection with a modification of the loan in a prior year, the owner conveyed ownership in nine of the original 37 lots to IFC in lieu of payment of interest on the loan with an assigned value of approximately $13.4 million. This amount was amortized to interest expense over the term of the loan. The La Merra note matured on September 30, 2012, at which time the default rate of interest of 24% was applied in addition to other penalties and fees which totaled $3,270,250 as of December 31, 2012, which is reflected in accounts payable and accrued liabilities in the accompanying financial statements.

Notes to Combined Statement of Assets and Liabilities to be Transferred to IMH

Financial Corporation in Satisfaction of Loan Obligations

 December 31, 2012

NOTE 3 – DEBT - continued

Other Notes

The $17.7 million note payable (the FCB note) was made for the purpose of completing certain renovations at the L’Auberge de Sedona location, and to provide certain paydowns to IFC on the L’Auberge note. The FCB note matured on September 30, 2012 and the principal of the Sedona Assets has continued to negotiate with the lender for further extensions. Subsequent to December 31, 2012, FCB modified the loan and advanced an additional $7.1 million, the proceeds of which were used to paydown the L’Auberge note with IFC.

The $0.26 million note payable to a bank was made to refinance the underlying residential low-income housing property.

Interest expense on the Sedona Assets totaled $18,446,393 for the year ended December 31, 2012.

The following presents the scheduled maturities of our debt as of December 31, 2012:

Year	Amount
Matured	$126,789,007
2013	244,358
Total	$127,033,365

NOTE 4 - CAPITAL LEASE OBLIGATIONS

One of the combined properties, Orchards Annex, is leased from a related party under a 29.5 year lease expiring December 31, 2040, and is classified as a capital lease. The lease contains three, ten year renewal options, the first year of which is at market rent. The Orchards Annex property is located on land which is subject to a long term ground lease between the landowners and the related party that expires in December 2038.

The following is a schedule of future minimum lease payments under this capital lease together with the present value of the net minimum lease payments as of December 31, 2012:

Years ending December 31:
2013	$304,000
2014	304,000
2015	304,000
2016	304,000
2017	304,000
Thereafter	6,992,000
Total minimum lease payments	8,512,000
Less: Amount representing interest (9.0%)	(5,436,900)
Obligations under capital lease	3,075,100
Less: current portion	(27,000)
Long-term portion of capital leases	$3,048,100

Notes to Combined Statement of Assets and Liabilities to be Transferred to IMH

Financial Corporation in Satisfaction of Loan Obligations

 December 31, 2012

NOTE 5 - OPERATING LEASES

The Sedona Assets have entered into various leasing arrangements with related parties, classified as operating leases, for additional parking, storage and laundry space and housing units. Future minimum lease payments for non-cancelable leases in effect as of December 31, 2012 are as follows:

Years ending December 31:
2013	$163,000
2014	165,000
2015	170,000
2016	175,000
2017	180,000
Thereafter	597,000
Total minimum lease payments	$1,450,000

Future minimum lease payments do not include amounts for renewal periods or amounts that may need to be paid to landlords for real estate taxes, electricity and operating costs. Rent expense pursuant to these leases totaled $158,610 for the year ended December 31, 2012.

NOTE 6 - RELATED PARTY TRANSACTIONS

In addition to the leases in Note 5, the Sedona Assets are charged by a related party for management, engineering, accounting and administrative services. Amounts charged to operations for the year ended December 31, 2012 for the aforementioned services was $910,745. Amounts due from (to) related parties are separately presented in the combined financial statements as related party receivables. Such amounts are non-interest bearing.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Sedona Assets are party to various claims incidental to its business. In the opinion of management, the ultimate resolution of such matters, individually and in the aggregate, are not expected to have a material adverse impact on the accompanying combined financial statements.

NOTE 8 - SUBSEQUENT EVENTS

The Sedona Assets have evaluated subsequent events through May 13, 2013, the date these financial statements were issued. There were no material subsequent events that required recognition or additional disclosure in these financial statements except as follows: as described in note 3, subsequent to December 31, 2012, FCB modified its loan with the Sedona Assets and advanced an additional $7.1 million, the proceeds of which were used to paydown the L’Auberge note.